Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, Vice President – Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER 2020 RESULTS

◾	Reported sales increased 1% to $403 million; organic sales declined 2%

◾	GAAP and adjusted operating margin of 13.5% and 13.6%, respectively; up 170 bps on GAAP basis, up 110 bps on adjusted basis

◾	GAAP EPS of $0.86, down 8% vs. last year; adjusted EPS of $1.15, up 15%

◾	Full year 2020 operating cash flow of $229 million and full year free cash flow of $187 million, an 18% and 14% increase, respectively, over the prior year

*Performance relative to comparable fourth quarter and year ended December 31, 2019.

North Andover, Mass., February 10, 2021 -- Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter and full-year 2020.

Chief Executive Officer Robert J. Pagano Jr. noted, “2020 will certainly be remembered for the many global challenges as a result of the pandemic. Those challenges were pervasive and continue to impact both our personal and work lives. My sincere thanks to all our team members for their dedication while managing the added complexities they encountered in both their personal and professional lives. Their ability to focus on customer needs, remotely collaborate with others to drive performance and adapt to an ever-changing work environment were a source of inspiration for me. COVID-19 will continue to affect our business in 2021, but I am confident that our experienced team will again proactively manage the business to meet and exceed the expectations of our customers.”

Commenting on operating results, Mr. Pagano remarked, “2020 finished stronger than expected as fourth quarter sales were better than anticipated in the Americas and Europe. The higher than expected sales plus continued cost action savings drove a solid quarterly adjusted operating margin. For the full year, although the top line was negatively impacted by the pandemic, we were able to deliver an adjusted operating margin in line with 2019, again due to the aggressive cost actions we’ve taken since early 2020. Cash flow was also very strong. For the full year, free cash flow increased by 14% over 2019, driven by better working capital management.”

Sales for the fourth quarter and the full year were $403 million and $1.5 billion, up 1% and down 6%, respectively, as compared to the similar periods of 2019. Organic sales declined for the fourth quarter and full year by 2% and 7%, respectively. Net income per diluted share (EPS) for the fourth quarter and for the year ended December 31, 2020 was $0.86 and $3.36, respectively, as compared to $0.93 and $3.85 for the prior-year periods. GAAP EPS for the fourth quarter and full year 2020 decreased by $0.07 and $0.49, respectively, primarily driven by increased income tax expense resulting from recently issued final tax regulations which reduced the realizability of foreign tax credits and lower volume due to COVID-19, partially offset by cost actions taken, an acquisition earnout reserve adjustment and favorable foreign currency translation movements. GAAP EPS for the full year 2020 also declined due to higher restructuring, investment and foreign currency transaction losses, that were partially offset by lower net interest costs.

Adjusted EPS for the fourth quarter and year ended December 31, 2020 was $1.15 and $3.88, respectively, as compared to $1.00 and $4.07 for the prior-year periods. Adjusted EPS for the quarter improved primarily from cost actions taken, a lower adjusted effective tax rate and favorable foreign currency translation. Adjusted EPS for the full year 2020 decreased due to the negative volume impact from the pandemic, incremental investments and foreign currency losses, partially offset by the cost actions taken, lower net interest costs, a reduced adjusted effective tax rate and favorable foreign currency translation movements.

A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,			Year ended December 31,
(In millions, except per share information)	2020	2019	% Change	2020	2019	% Change
Sales	$403.4	$400.3	1%	$1,508.6	$1,600.5	(6)%

Net income	29.2	31.8	(8)%	114.3	131.5	(13)%

Diluted net income per share	$0.86	$0.93	(8)%	$3.36	$3.85	(13)%

Special items (1)	0.29	0.07		0.52	0.22

Adjusted earnings per share (1)	$1.15	$1.00	15%	$3.88	$4.07	(5)%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Mr. Pagano concluded, “Overall, we had a successful year despite the many obstacles encountered during 2020 that were driven by the pandemic. We learned that we could adapt quickly as an organization to numerous challenges including employee safety, remote working, logistics and sourcing concerns. We operated diligently to meet our customer needs, and invested in growth including new products, our connected solutions and productivity initiatives that should continue to drive our long-term strategy.”

Fourth Quarter Financial Highlights

●	Fourth quarter sales increased 1% on a reported basis and declined 2% on an organic basis, compared to the fourth quarter of 2019; reported operating margin increased 170 basis points and adjusted operating margin increased 110 basis points. Regionally:

Americas

o	Reported sales decreased 1%, organic sales decreased 2%, and positive foreign exchange movements and acquisitions combined were 1%. Organic growth in select plumbing products and electronics were more than offset by reductions in heating and hot water, water quality, drains and HVAC products.
o	Operating margin increased by 60 basis points on a reported basis and increased by 40 basis points on an adjusted basis. Both reported and adjusted operating margin increased as benefits from cost and productivity savings were offset in part by lower volume and growth investments. Reported margin in 2020 was positively affected by an acquisition earnout reserve adjustment, offset partially by an incremental restructuring charge.

Europe

o	Reported sales increased by 6%, which included a positive foreign exchange movement of 8%. Organically sales declined by 2% as increased fluid solution product sales were more than offset by a reduction in drains sales.
o	Operating margin increased 370 basis points on a reported basis and increased by 220 basis points on an adjusted basis. Reported and adjusted operating margin benefited from increased productivity, including benefits from restructuring programs that were partially offset by volume declines and growth investments. The 2019 reported margin was negatively impacted by $1.6 million or 140 basis points of restructuring charges.

Asia-Pacific, Middle East and Africa (“APMEA”)

o	Reported sales increased by 1% and organic sales were down 8%. Acquired sales, net of divestiture, added 4% and sales were positively affected by 5% from foreign exchange movements. Increased sales in China were more than offset by softer markets in the Middle East and Australia.
o	Reported operating margin decreased 150 basis points and adjusted operating margin increased by 170 basis points. Reported and adjusted margins increased from cost controls and productivity, and higher intercompany volume, partially offset by lower third-party volume and growth investments. Reported operating margin in 2020 was negatively impacted by approximately 320 basis points in restructuring and acquisition-related costs.

Cash Flow and Capital Allocation

●	For 2020, operating cash flow was $229 million and net capital expenditures were $42 million, resulting in free cash flow of $187 million. In 2019, operating cash flow was $194 million, net capital expenditures were $29 million and free cash flow was $165 million. Operating cash flow and free cash flow increased due to better working capital management, primarily in accounts receivable. Free cash flow was partially offset by incremental capital expenditures year over year.

●	The Company repatriated $13.3 million in cash during the fourth quarter of 2020. For 2020, approximately $69 million was repatriated, a majority of which was used to pay down debt.

●	The Company repurchased approximately 37,000 shares of Class A common stock at a cost of approximately $4.2 million during the fourth quarter of 2020. For 2020, approximately 332,000 shares were purchased at a cost of approximately $28.9 million, which more than offset dilution from our stock compensation programs. Approximately $113 million remains available for stock repurchases under the current stock repurchase program, which has no expiration date.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss fourth quarter and year end results for 2020 on Thursday, February 11, 2021, at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, an archived version of the call will be available at the same address until February 11, 2022.

The Company's 2021 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Wednesday, May 12, 2021 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the impact of COVID-19 on our 2021 results. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the timing and expected impact of tariffs; the effectiveness, the timing and the expected savings associated with our cost cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic; and other risks and uncertainties discussed under the heading “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 27, 2020 and under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019, each as filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Net sales	$403.4	$400.3	$1,508.6	$1,600.5
Cost of goods sold	234.2	230.2	883.2	923.0
GROSS PROFIT	169.2	170.1	625.4	677.5
Selling, general and administrative expenses	113.2	121.2	432.4	476.1
Restructuring	1.2	1.6	9.9	4.3
Other long-lived asset impairment charges	0.4	—	1.4	—
Loss on disposition	—	—	0.6	—
OPERATING INCOME	54.4	47.3	181.1	197.1
Other (income) expense:
Interest income	—	(0.1)	(0.2)	(0.4)
Interest expense	3.3	3.3	13.3	14.1
Other expense (income), net	—	(0.1)	1.0	(0.5)
Total other expense	3.3	3.1	14.1	13.2
INCOME BEFORE INCOME TAXES	51.1	44.2	167.0	183.9
Provision for income taxes	21.9	12.4	52.7	52.4
NET INCOME	$29.2	$31.8	$114.3	$131.5

BASIC EPS
NET INCOME PER SHARE	$0.86	$0.94	$3.37	$3.86
Weighted average number of shares	33.8	34.0	33.9	34.1
DILUTED EPS
NET INCOME PER SHARE	$0.86	$0.93	$3.36	$3.85
Weighted average number of shares	33.9	34.1	34.0	34.2
Dividends declared per share	$0.23	$0.23	$0.92	$0.90

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$218.9	$219.7
Trade accounts receivable, less reserve allowances of $11.1 million at December 31, 2020 and $14.3 million at December 31, 2019	197.6	219.8
Inventories, net:
Raw materials	79.6	83.3
Work in process	16.1	15.5
Finished goods	167.9	171.3
Total Inventories	263.6	270.1
Prepaid expenses and other current assets	29.4	25.3
Total Current Assets	709.5	734.9
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	608.6	557.9
Accumulated depreciation	(396.3)	(357.9)
Property, plant and equipment, net	212.3	200.0
OTHER ASSETS:
Goodwill	602.4	581.1
Intangible assets, net	141.8	151.4
Deferred income taxes	4.4	2.7
Other, net	67.8	53.0
TOTAL ASSETS	$1,738.2	$1,723.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$110.1	$123.3
Accrued expenses and other liabilities	137.4	133.4
Accrued compensation and benefits	65.3	57.6
Current portion of long-term debt	—	105.0
Total Current Liabilities	312.8	419.3
LONG-TERM DEBT, NET OF CURRENT PORTION	198.2	204.2
DEFERRED INCOME TAXES	51.1	38.6
OTHER NONCURRENT LIABILITIES	106.3	83.0
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,478,512 shares at December 31, 2020 and 27,586,416 shares at December 31, 2019	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,144,290 at December 31, 2020 and 6,279,290 at December 31, 2019	0.6	0.6
Additional paid-in capital	606.3	591.5
Retained earnings	560.1	513.9
Accumulated other comprehensive loss	(100.0)	(130.8)
Total Stockholders' Equity	1,069.8	978.0
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,738.2	$1,723.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2020	2019
OPERATING ACTIVITIES
Net income	$114.3	$131.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31.3	31.0
Amortization of intangibles	15.2	15.6
Loss on disposal and impairment of property, plant and equipment, and other	4.0	0.8
Stock-based compensation	12.7	17.8
Deferred income tax	7.0	1.3
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	32.2	(15.0)
Inventories	18.7	17.0
Prepaid expenses and other assets	0.7	(1.6)
Accounts payable, accrued expenses and other liabilities	(7.3)	(4.4)
Net cash provided by operating activities	228.8	194.0
INVESTING ACTIVITIES
Additions to property, plant and equipment	(43.8)	(29.2)
Proceeds from the sale of property, plant and equipment	2.2	0.1
Proceeds from the sale of business	2.0	—
Business acquisitions, net of cash acquired and other	(15.2)	(42.7)
Net cash used in investing activities	(54.8)	(71.8)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	407.5	82.0
Payments of long-term debt	(517.5)	(127.0)
Payments for tax withholdings on vested stock awards	(7.8)	(7.4)
Payments for finance leases	(2.1)	(1.6)
Payments on contractual call option	—	(2.8)
Proceeds from share transactions under employee stock plans	0.5	2.1
Debt issuance costs	(2.2)	—
Payments to repurchase common stock	(28.9)	(19.5)
Dividends	(31.4)	(31.4)
Net cash used in financing activities	(181.9)	(105.6)
Effect of exchange rate changes on cash and cash equivalents	7.1	(1.0)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(0.8)	15.6
Cash and cash equivalents at beginning of year	219.7	204.1
CASH AND CASH EQUIVALENTS AT END OF YEAR	$218.9	$219.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Americas	$264.4	$267.9	$1,025.7	$1,084.1
Europe	119.9	113.6	424.9	451.0
APMEA	19.1	18.8	58.0	65.4
Total	$403.4	$400.3	$1,508.6	$1,600.5

	Operating Income
	Fourth Quarter Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Americas	$46.1	$45.1	$166.3	$187.4
Europe	16.9	11.8	50.2	49.9
APMEA	2.8	3.0	3.5	6.9
Corporate	(11.4)	(12.6)	(38.9)	(47.1)
Total	$54.4	$47.3	$181.1	$197.1

	Intersegment Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Americas	$2.2	$3.0	$8.7	$12.1
Europe	5.2	3.9	18.9	15.2
APMEA	17.7	14.3	71.4	67.7
Total	$25.1	$21.2	$99.0	$95.0

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net (cash) debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, other long-lived asset impairment charges, footprint optimization costs, acquisition related costs, an earnout adjustment benefit, loss on disposal, and certain professional fees, the related income tax impacts on these items and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019

Net sales	$403.4	$400.3	$1,508.6	$1,600.5

Operating income - as reported	$54.4	$47.3	$181.1	$197.1
Operating margin %	13.5%	11.8%	12.0%	12.3%

Adjustments for special items:
Acquisitions / divesture costs / adjustments:
- Other long-lived asset impairment charge	0.4	—	1.4	—
- Acquisition related costs	0.4	—	1.3	0.9
- Loss on disposal	—	—	0.6	—
- Earnout adjustment	(1.5)	—	(1.5)	—
Total acquisitions / divesture costs / adjustments	(0.7)	—	1.8	0.9

Restructuring	1.2	1.6	9.9	4.3
Footprint optimization	—	0.4	1.1	0.8
Professional fees	—	0.8	—	3.1
Total adjustments for special items	$0.5	$2.8	$12.8	$9.1

Operating income - as adjusted	$54.9	$50.1	$193.9	$206.2
Adjusted operating margin %	13.6%	12.5%	12.9%	12.9%

Net income - as reported	$29.2	$31.8	$114.3	$131.5

Adjustments for special items - tax affected:
Acquisitions / divesture costs / adjustments:
- Other long-lived asset impairment charge	0.3	—	1.0	—
- Acquisition related costs	0.3	—	1.0	0.7
- Net gain on disposal	—	—	(0.7)	—
- Earnout adjustment	(1.5)	—	(1.5)	—
Total acquisitions / divesture costs / adjustments	(0.9)	—	(0.2)	0.7

Restructuring	0.9	1.3	7.4	3.2
Footprint optimization	—	0.3	0.8	0.6
Professional fees	—	0.8	—	3.1
Tax adjustments	9.7	—	9.7	—
Total adjustments for special items - tax affected	$9.7	$2.4	$17.7	$7.6

Net income - as adjusted	$38.9	$34.2	$132.0	$139.1

Diluted earnings per share - as reported	$0.86	$0.93	$3.36	$3.85
Adjustments for special items	0.29	0.07	0.52	0.22
Diluted earnings per share - as adjusted	$1.15	$1.00	$3.88	$4.07

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended					Fourth Quarter Ended
	December 31, 2020					December 31, 2019
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$264.4	119.9	19.1	—	403.4	$267.9	113.6	18.8	—	400.3

Operating income (loss) - as reported	$46.1	16.9	2.8	(11.4)	54.4	$45.1	11.8	3.0	(12.6)	47.3
Operating margin %	17.4%	14.1%	14.5%		13.5%	16.8%	10.4%	16.0%		11.8%

Adjustments for special items	$(0.2)	(0.1)	0.6	0.2	0.5	$0.4	1.6	—	0.8	2.8

Operating income (loss) - as adjusted	$45.9	16.8	3.4	(11.2)	54.9	$45.5	13.4	3.0	(11.8)	50.1
Adjusted operating margin %	17.4%	14.0%	17.7%		13.6%	17.0%	11.8%	16.0%		12.5%

	Year Ended					Year Ended
	December 31, 2020					December 31, 2019
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$1,025.7	424.9	58.0	—	1,508.6	$1,084.1	451.0	65.4	—	1,600.5

Operating income (loss) - as reported	$166.3	50.2	3.5	(38.9)	181.1	$187.4	49.9	6.9	(47.1)	197.1
Operating margin %	16.2%	11.8%	5.8%		12.0%	17.4%	11.1%	10.7%		12.3%

Adjustments for special items	$7.1	1.3	3.9	0.5	12.8	$0.8	4.3	—	4.0	9.1

Operating income (loss) - as adjusted	$173.4	51.5	7.4	(38.4)	193.9	$188.2	54.2	6.9	(43.1)	206.2
Adjusted operating margin %	16.9%	12.1%	12.8%		12.9%	17.4%	12.0%	10.7%		12.9%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Fourth Quarter
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2020	$264.4	$119.9	$19.1	$403.4
Reported net sales December 31, 2019	267.9	113.6	18.8	400.3
Dollar change	$(3.5)	$6.3	$0.3	$3.1
Net sales % (decrease) increase	(1.3)%	5.6%	1.1%	0.8%
Increase due to foreign exchange	(0.1)%	(7.2)%	(4.5)%	(2.3)%
Increase due to acquisition/divestiture, net	(0.1)%	—%	(4.4)%	(0.3)%
Organic sales decrease	(1.5)%	(1.6)%	(7.8)%	(1.8)%

	Year Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2020	$1,025.7	$424.9	$58.0	$1,508.6
Reported net sales December 31, 2019	1,084.1	451.0	65.4	1,600.5
Dollar change	$(58.4)	$(26.1)	$(7.4)	$(91.9)
Net sales % decrease	(5.4)%	(5.8)%	(11.4)%	(5.7)%
Decrease (increase) due to foreign exchange	0.1%	(1.7)%	(5.9)%	(0.5)%
Increase due to acquisition/divestiture, net	(0.6)%	—%	—%	(0.6)%
Organic sales decrease	(5.9)%	(7.5)%	(17.3)%	(6.8)%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2020	2019

Net cash provided by operations - as reported	$228.8	$194.0
Less: additions to property, plant, and equipment	(43.8)	(29.2)
Plus: proceeds from the sale of property, plant, and equipment	2.2	0.1
Free cash flow	$187.2	$164.9

Net income - as reported	$114.3	$131.5

Cash conversion rate of free cash flow to net income	163.8%	125.4%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET (CASH) DEBT AND NET (CASH) DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2020	2019

Current portion of long-term debt	$—	$105.0
Plus: Long-term debt, net of current portion	198.2	204.2
Less: Cash and cash equivalents	(218.9)	(219.7)
Net (cash) debt	$(20.7)	$89.5

Net (cash) debt	$(20.7)	$89.5
Plus: Total stockholders' equity	1,069.8	978.0
Capitalization	$1,049.1	$1,067.5

Net (cash) debt to capitalization ratio	(2.0)%	8.4%